Exhibit 99.1

GENSPERA ANNOUNCES COMPLETION OF PATIENT ENROLLMENT IN THE PHASE II CLINICAL TRIAL OF MIPSAGARGIN IN LIVER CANCER PATIENTS

SAN ANTONIO, Texas, October 9, 2014 – GenSpera, Inc. (OTCQB: GNSZ), a leader in developing prodrug therapeutics for the treatment of cancer, today announced that patient enrollment has been completed in the company’s Phase II clinical trial in patients with liver cancer (hepatocellular carcinoma). Formal results of the study are expected to be available during the first quarter of 2015.

“We are grateful to the trial investigators for their efforts, as well as the patients and their loved ones who are supporting this important trial,” said Craig Dionne, PhD, GenSpera’s CEO. “The completion of the enrollment period for this trial marks another company milestone. The data we have collected to date establish proof of concept for mipsagargin’s destruction of blood vessels within tumors and encouraging signs of potential anti-tumor activity. We anticipate similar results in our ongoing Phase II trials in patients with glioblastoma as well as our planned Phase II trial in patients with prostate cancer.”

Interim data from the ongoing Phase II clinical trial in liver cancer patients were recently presented at the Asia Pacific Primary Liver Cancer Expert Meeting in Taipei in July 2014 (APPLE2014) and at the International Liver Cancer Association (ILCA) meeting in Kyoto in September 2014. Impressively, 80% of liver cancer patients in the Phase Ib and Phase II studies experienced disease stabilization at two months and a significant percentage of patients had stable disease for at least nine months after beginning treatment with mipsagargin.

The US Food and Drug Administration (FDA) granted Orphan Drug designation in 2013 for the evaluation of mipsagargin in patients with hepatocellular carcinoma.

About GenSpera

GenSpera’s technology platform combines a powerful, plant-derived cytotoxin (thapsigargin) with a prodrug delivery system that provides for the targeted release of drug candidates within a tumor. Unlike typical chemotherapeutic agents, thapsigargin results in cell death irrespective of the rate of cell division, which may provide an effective approach to kill both fast- and slow-growing cancers. GenSpera’s lead drug candidate, mipsagargin, is activated by the enzyme PSMA, which is found at high levels in the vasculature of liver and glioblastoma cancers and in the vasculature of almost all other solid tumors. Mipsagargin is expected to have potential efficacy in a wide variety of tumor types.

Mipsagargin Phase II clinical trials are underway in both hepatocellular carcinoma (liver cancer) and glioblastoma patients (brain cancer).

For more information, please visit the company’s website: www.genspera.com or follow us on Twitter @GenSperaNews.

Company presentations are available at: http://www.genspera.com/

Watch the Corporate Video:

http://youtu.be/jULjEul-mBk

Cautionary Statement Regarding Forward Looking Information

This news release may contain forward-looking statements. Investors are cautioned that statements in this press release regarding potential applications of GenSpera’s technologies constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties will be detailed from time to time in GenSpera’s periodic reports filed with the Securities and Exchange Commission.

CONTACT:

Company:

Craig Dionne, PhD, CEO

GenSpera, Inc. (210) 479-8112

Investor Relations:

Steve Gersten

Capital Markets Group

Steve@CapMarketsGroup.com

+1-813-926-8920

Media:

Dawn Van Zant

(800) 665 0411